EXHIBITS  5.1 AND 23.2

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

April 10, 2017

Kadmon Holdings, Inc.

450 East 29th Street

New York, New York 10016

 Ladies and Gentlemen:

Kadmon Holdings, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “SEC”) a combined (i) Registration Statement on Form S‑1 (the “Resale Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) 6,767,855 shares (the “Private Placement Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and 2,707,138 shares of its Common Stock (the “Private Placement Warrant Shares”) issuable upon the exercise of certain warrants (the “Private Placement Warrants”),  which Private Placement Shares and Private Placement Warrants were issued in a private placement to certain of the Selling Stockholders (defined herein) named in the Combined Prospectus (defined herein) on March 13, 2017, and (b)  10,017,543 shares of Common Stock (the “Piggyback Shares”),  749,238 shares of Common Stock issuable upon the exercise of certain warrants (the “Piggyback Warrant Shares”) and 2,115,416  shares of Common Stock issuable upon the conversion of 5% convertible preferred stock (the “Piggyback Convertible Preferred Shares”), and (ii) post-effective amendment to the Company’s existing Registration Statement on Form S-1 (File No.  333-211949)  filed with the SEC on June 10, 2016 and declared effective July 26, 2016 (the “Existing Registration Statement” and, together with the Resale Registration Statement, the “Registration Statement”), in each case for resale by the selling stockholders (the “Selling Stockholders”) named in the prospectus contained in the Registration Statement (the “Combined Prospectus”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional qualifications set forth below, we advise you that, in our opinion, as of the date hereof, the Private Placement Shares and the Piggyback Shares have been validly issued, fully paid and are non-assessable, and the Private Placement Warrant Shares, Piggyback Warrant Shares and Piggyback Convertible Preferred Shares, when issued upon the exercise of the underlying warrants and upon the Company’s receipt of payment of the exercise price therefore or upon conversion of the underlying 5% convertible preferred stock, as applicable, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Validity of Shares” in the Combined Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP